LOAN AND SECURITY AGREEMENT


         AGREEMENT dated as of this 25th day of August, 1995, by and between TAMMAC FINANCIAL CORP., a Delaware Corporation, having its principal office located at 100 Commerce Boulevard, Wilkes-Barre, Pennsylvania 18702 (hereinafter referred to as the "Lender"), and ILX INCORPORATED, an Arizona Corporation, having its principal place of business located at 2777 East Camelback Road, Phoenix, Arizona 85016 (hereinafter referred to as the "Borrower").

                                R E C I T A L :

         Borrower has requested Lender to loan it certain funds on a secured basis, and Lender has agreed to do so, subject to and upon the terms and conditions hereinafter set forth. The maximum principal amount of the loan to be made by the Lender to the Borrower is TEN MILLION DOLLARS ($10,000,000.00).

         NOW, THEREFORE, in consideration of these premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:


                                       I

                                  DEFINITIONS

         1. Acceptable Contract: For purposes of this Agreement, an "Acceptable Contract" shall be a consumer contract or agreement and all related documents entered into between the Borrower as seller and/or lender and a Consumer as the purchaser and/or borrower of (or relating to) Timeshare Estates defined in and created by the Project Documents, which satisfy the following requirements, and which are in all other respects acceptable to Lender: (i) Borrower is the seller of Timeshare Estates under a Contract to a Consumer who is a United States resident; (ii) the purchase price under the terms of the Contract is payable in not more than 84 equal monthly installments in U.S. currency, except that up to fifteen (15%) percent of the aggregate principal sum advanced under the Loan may provide for the purchase price under the Contracts to be payable in up to one hundred-twenty (120) equal monthly installments of principal and interest in U.S. currency; (iii) no monthly installment is more than 30 days contractually delinquent under the original terms of the Contract, and neither the Borrower nor the Consumer is (in the sole discretion of Lender) materially in default under the terms of the Contract; (iv) all documents relating to the Contract and Project have been executed and delivered and copies are readily available to Lender in the files of Borrower; (v) none of the Contracts are or shall be subject to any defense, offset, counterclaim, discount or allowance except as otherwise consented to in writing by Lender; (vi) the terms of any Contract and all Related Documents shall comply in all respects with all applicable laws and regulations promulgated thereunder, including without limitation, the provisions of the Federal Consumer Credit Protection Act of 1968, the Federal Consumer Leasing Act of 1976, the Real Estate Settlement Procedures Act, Regulation X, the Truth-in-Lending Act and Regulation Z; (vii) a cash down payment has been received in an amount equal to at least 10% of the purchase price under the Contract or, if the Consumer is upgrading his Timeshare Estate, the 10% requirement may be met by aggregating the cash down payment and principal payments under the prior and current Contracts, prior to any discount; (viii) the rate of interest thereon applied to the unpaid balance is at least fourteen (14%) percent per annum on a simple interest basis; (ix) the Consumer has immediate access to a Timeshare Estate which has been developed to the specifications provided in the Project Documents, approvals and Contract; (x) any applicable statutory or contractual "cooling off" or recision period has expired; (xi) under which no single Consumer has a balance due Borrower in excess of $15,000-00, unless specifically approved in writing by Lender; (xii) Borrower is the sole owner of the Contract and has not sold, assigned, mortgaged, pledged or hypothecated all or any portion thereof, nor is the Contract subject to any claim, lien or security interest of any person or entity, including without limitation, the United States, or any agencies or instrumentalities thereof; (xiii) the Consumer executing and delivering the Contract shall not have filed for protection under any bankruptcy or insolvency laws or shall have been the subject of a repossession or foreclosure; and (xiv) the Contract shall be valid, enforceable and legally binding upon the Consumer.

         2. Accounts or Accounts Receivable: The term "Account" or "Accounts Receivable" shall mean any and all obligations of any kind at any time due and/or owing to Borrower relating to the Acceptable Contracts serving as collateral for the Loan and all rights of Borrower to receive payment or other consideration (whether classified under the Uniform Commercial Code of the State of Arizona or any other state as accounts, contract rights, chattel paper, general intangibles, or otherwise) relating to the Acceptable Contracts serving as collateral for the Loan, including without limitation, invoices, contract rights, accounts receivable, general intangibles, leases, choses-in-action, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any person, firm, governmental authority, corporation or any other entity, all security therefore, whether now existing or hereafter arising, all relating to the Acceptable Contracts serving as collateral for the Loan and the Contracts and Related Documents, together with all proceeds and products of any and all of the foregoing.

         3. Advance: "Advance" shall be the proceeds of the Loan requested by Borrower and advanced from time to time by Lender in accordance with the terms of this Agreement.

         4. Advance Limit: The term "Advance Limit" shall mean the loans or Advances which the Lender may, from time to time when requested by Borrower, make to Borrower, and which shall not in the aggregate at any time exceed the lesser of: (i) $10,000,000.00 or (ii) the product of 85% multiplied by the aggregate remaining principal balance of the Acceptable Contracts in which Lender is granted a security interest hereunder.

         5. Agency Agreement: "Agency Agreement" shall be that certain agreement to be entered into by and among Borrower, Lender and the Agent which will provide, among other things, for the Agent to apply for, obtain and maintain in Borrower's name a post office box to which all payments under the Acceptable
Contracts shall be made and to deposit into a Dominion Account at an insured financial institution selected by Borrower and acceptable to Lender all funds received in connection with the Acceptable Contracts and turn said funds over to Lender, all in accordance with the terms and conditions of this Agreement.

         6. Agent: "Agent" shall mean the financial institution selected by Borrower and approved by Lender to act as agent pursuant to the Agency Agreement.

         7.  Collateral:  "Collateral"  shall mean the  Collateral  described in
Section III of this Agreement.

         8. Commitment Letter: The "Commitment Letter" shall be that certain Commitment Letter dated June 19, 1995, issued by Lender to the Borrower, together with all amendments and modifications thereto.

         9. Consumer or Consumers: "Consumer" or "Consumers" shall mean those lessees or purchasers and/or borrowers of the Borrower leasing or purchasing and financing the purchase of Timeshare Estates (including any guarantor thereof), executing an agreement, contract, a note or lease and/or similar documentation, which evidence his and/or her or their obligation to the Borrower for the repayment of the unpaid portion of the cash price for the Timeshare Estate and the first lien and security interest granted to Borrower in and to the Timeshare Estate.

         10. Contract or Contracts: "Contract" or "Contracts" means a Consumer contract or agreement between the Borrower as lessor, seller and/or lender and a Consumer, as the lessee or purchaser and/or borrower of (or relating to) a Timeshare Estate together with all Related Documents. The term "Contract" or "Contracts" shall also mean the Acceptable Contracts where the context and sense and circumstances so require.

         11. Deed of Trust: "Deed of Trust" shall mean the Mortgage or Deed of Trust, Assignment of Leases and Security Agreement covering the Premises, given by the Borrower, as trustor, in favor of the Lender, as beneficiary to secure the Loan and the Obligations, which may be singular or plural as the text requires, as same may be amended, modified or renewed or any replacements or substitutions therefor.

         12. Default: "Default" shall mean an event or condition, the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         13. Dominion Account: "Dominion Account" shall mean the dominion account described in Section V. 21. of this Agreement.

         14. Event of Default: "Event of Default" shall mean the occurrence of any of the events described in Section VIII of this Agreement.

         15. Excess Borrowing: "Excess Borrowing" shall mean the aggregate of all outstanding Advances minus the Advance Limit.

         16. Financing Statements: "Financing Statements" shall mean the financing statements required to be filed with the Arizona Secretary of State's Office, the office of the Recorder in Gila County, Arizona and/or any other recording office in order to perfect the security interests granted to the Lender by the Loan Documents.

         17. General Intangibles: "General Intangibles" shall mean and include all of the Borrower's now owned or hereafter acquired choses in action, causes of action and all other intangible personal property including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, insurance claims and rights to indemnification all related to the Acceptable Contracts serving as Collateral for the Loan, now or hereafter used or relating to the Premises, the other Collateral or with any present or future operation of the Premises.

         18. Lender: "Lender" shall mean Tammac Financial Corp., its successors or assigns.

         19. Loan: "Loan" shall mean the Loan described herein, which shall be in the lesser of $10,000,000.00 or the Advance Limit.

         20. Loan Documents: "Loan Documents" shall mean the Commitment Letter, this Agreement, the Collateral Assignment, the Note, the Deed of Trust, the Financing Statements, the Environmental Indemnity Agreement, the Governmental Regulation Compliance Affidavit, the Agency Agreement, the Incumbency Certificate, the Corporate Resolutions, the Intercreditor Agreement and all
other  documents   executed  in  connection  with  the  Loan,  whether  executed contemporaneously herewith or at any other time, together with all amendments, supplements, substitutions, replacements or modifications to any or all of them.

         21. Note: "Note" shall mean the Promissory Note made by the Borrower and delivered to the Lender as evidence of the Loan, as same may be amended, modified or renewed or any substitutions or replacements therefor.

         22. Premises: "Premises" or "Project" or "Resort" shall mean the land owned by Borrower located at Highway 260, Payson, Gila County, Arizona, as more particularly described in Exhibit "A" attached hereto and made a part hereof, at which is located the timeshare project (including, but not limited to the Timeshare Estates) known as Kohl's Ranch Vacation Club, including the real estate, the improvements thereon and all furnishings, fixtures and personalty contained thereon and all common areas and/or elements appurtenant thereto. The term Premises shall, where the context so requires, also include the other "Trust Property", as that term is defined in the Deed of Trust.

         23. Project Documents: "Project Documents" shall mean the constituent documents for the Premises, including, but not limited to, the Kohl's Ranch Vacation Club Membership Plan recorded April 24, 1995, in the official records of Gila County, Arizona, bearing instrument number 95-664618, the Articles of Incorporation, By-Laws and Rules and Regulations of Kohl's Ranch Owners Association, the Public Report for a Timeshare Offering issued June 14, 1995, bearing file number 95-00389, public offering statements, and any exhibits, supplements, additions, substitutions, modifications or amendments to any of the foregoing, as may be made from time to time.

         24. Obligations: "Obligations" shall mean all indebtedness, obligations, liabilities and agreements of every kind and nature of Borrower to or with Lender, or to or with any affiliate of Lender, now existing or hereafter arising, and now or hereafter contemplated, pursuant to this Agreement and/or the Loan Documents, or otherwise, whether in the form of refinancing, loans, interest, charges, expenses or otherwise, direct or indirect, including without limitation, the Loan and any participation or interest of Lender (or of any affiliate of Lender) in any obligations of Borrower to others, acquired outright, conditionally or as collateral security from another, absolute or contingent, joint or several, liquidated or unliquidated, direct or indirect, secured or unsecured, arising by operation of law or otherwise, including without limitation any future advances, renewals, extensions or changes in form of, or substitutions for, any of said indebtedness, obligations or liabilities, the other sums and charges to be paid to and all interest and late charges on any of the foregoing.

         25. Related Documents: "Related Documents" means, as applicable to each Contract, the credit package, security agreements, certificates of membership, mortgages, mortgage deeds, deeds of trust securing the Contracts and encumbering the Time Share Estates, guaranty agreements, all records pertaining to the Contracts, including, but not limited to, all files, closing or settlement statements, title insurance reports and policies, copies of deeds, contracts, prospectuses delivered to Consumers, public offering statements, public reports, receipts for said prospectuses, public offering statements and public reports, truth-in-lending disclosure statements, information, documents, records and such other writings or documents of every kind and nature submitted and/or executed by or on behalf of a Consumer and relating to the Contracts and the Consumer's financing thereof.

         26. Servicing Agent: "Servicing Agent" shall mean the entity selected by Borrower and approved by Lender to act as the servicing agent pursuant to the Servicing Agreement.

         27. Servicing Agreement: "Servicing Agreement" shall mean the agreement entered into between Borrower and the Servicing Agent to service the Acceptable Contracts as described in Section V. 20. of this Agreement.

         28. Timeshare Estate: "Timeshare Estate" or "Timeshare Estates" shall mean the timeshare interests) or estate(s) defined in or created by the Project Documents or otherwise.

                                       II

                                      LOAN

         1. Loan: Upon the terms and conditions set forth in this Agreement, provided there has occurred no Event of Default, Lender will provide Loans to Borrower in an aggregate amount up to but not in excess of the Borrower's Advance Limit or $10,000,000.00, whichever is less, on a revolving loan basis, payable in accordance with the terms of this Agreement. If the outstanding amount of the Loan shall exceed the Advance Limit at any time, such excess shall be deemed secured by the Collateral and shall be subject to the terms of this Agreement.

         2. Advances: (a) At Borrower's request, Advances will be made by Lender during the period commencing from the date of this Agreement and ending twenty-four (24) months thereafter (the "Draw Period"), provided, however, no Advances will be made to Borrower if an Event of Default exists, or if the aggregate amount of all Advances (including the Advance requested), exceeds, or would exceed the Advance Limit.

         (b) Lender shall Advance only as to Acceptable Contracts and shall not be required to make any Advance if: (i) the amount of such Advance when added to the amount of the Loan then outstanding would exceed the Advance Limit; (ii) an Event of Default has occurred and is continuing; or (iii) the request for an Advance is for less than $50,000-00.

         (c) Each request for an Advance shall be: (a) in writing and shall designate the principal amount of the Advance requested, the date on which the Advance is to be made and the account to which the proceeds of such Advance are to be transferred; and (b) delivered to the office of Lender at least ten (10) days in advance of the date for which an Advance is requested.

         (d) With each written request for an Advance: (i) Borrower shall have delivered to Lender all such new Acceptable Contracts and the Related Documents being pledged or assigned to Lender, together with such additional information concerning the Acceptable Contracts and the Consumers thereunder, as Lender may reasonably require; (ii) Borrower shall have properly and effectively assigned and delivered all such Contracts and Borrower shall have executed and delivered all appropriate assignments thereof to Lender relating to such Acceptable Contracts included in the Collateral; and (iii) Lender shall have a perfected first lien in all such Acceptable Contracts included in the Collateral.

         (e) Subject to the terms of this section 2, Lender will fund a requested Advance on the later of the funding date requested or ten (10) days following the date Lender has received all of the documentation and information required or requested pursuant to this Agreement ("Date of Tender"), and if no funding date is requested, Lender will fund ten (10) days following the Date of Tender.

         3. Recording of Advances: The Borrower will authorize, issue, execute and deliver to Lender a Note in the aggregate principal amount of the total Advances required to be made by Lender under the provisions of Section II.1 above. The principal amount outstanding under the Note shall be recorded on Lender's internal data control systems and each payment of principal with respect to the Note or any portion thereof, shall be evidenced by entries made by Lender on Lender's internal data control system showing the date and amount of each Advance or each payment of principal with respect thereto. Any such entries reflecting payments made shall be recorded after Lender is in receipt of the reports, documentation and information required pursuant to Section V. 20 hereof, but such payments shall be posted as of the date of Lender's receipt thereof, provided the payments are received from a separate wire transfer from the Agent (which does not include payments due to Lender relating to any other resort operated by Borrower or an affiliate of Borrower) and/or Lender receives reports and documentation from the Servicing Agent that provides sufficient data to enable Lender to compute the amount of said postings. The aggregate unpaid amount of the Note as set forth on the most recent data control system printout of Lender shall be rebuttably presumptive evidence of the sum owing and unpaid on the Note.

         4. Interest Rate: The interest rate which shall be used to calculate the amount of interest due each month shall be the highest Prime Rate as announced, from time to time, in The Wall Street Journal during the month for which interest is being charged, plus four (4%) percentage points per annum. Interest shall be calculated on the outstanding principal balance at the close of each day, on the basis that one day represents 1/360th of a year. The interest rate may be changed from time to time without notice to the Borrower and for the purposes of this Agreement, any such change shall be effective on the date of the change. Interest shall continue to accrue on the unpaid principal balance of the Loan until all sums due under the Loan are paid in full. Any failure or delay by Lender in submitting invoices for interest payments shall not discharge or relieve Borrower of the obligation to make such interest payments. In the event that the interest rate charged under the Note exceeds the legal limit permitted by law, the interest rate shall be automatically reduced to the permitted limit and any interest charged which exceeds or exceeded the permitted limit shall, at Lender's option, be treated as a payment of principal or refunded directly to Borrower. In the event that The Wall Street Journal no longer publishes the Prime Rate charged by financial institutions, the Lender shall select another reputable publication that publishes that information.

         5. Default Rate: Upon the occurrence and during the continuation of an Event of Default, the rate used to calculate the interest rate due on the Loan may, at the option of Lender, increase by five (5%) percentage points per annum above the then applicable interest rate referred to in Section II.4. above (the "Default Rate"). In no event, however, shall the Default Rate exceed the maximum allowable by law.

         6. Late Charge: In the event the Lender receives a payment of interest or principal more than fifteen (15) days after the date due, such payment shall be subject to a late charge of five (5%) percent of such payment (the "Late Charge"). The Late Charge represents the cost to the Lender in processing late payments and shall not be deemed to constitute additional interest.

         7. Maturity Date: The unpaid principal, the accrued interest and all costs and expenses relating to the Loan shall be payable on the first day of the seventy-second (72nd) month after the expiration of the Draw Period, unless sooner demanded in accordance with the terms and provisions set forth herein.

         8. Excess Borrowing; Delinquent Contracts: If at any time during the term of the Loan, an Excess Borrowing situation occurs, the Borrower shall be required to immediately prepay an amount equal to the Excess Borrowing. An Acceptable Contract previously pledged and assigned by Borrower to Lender, which is more than sixty (60) days contractually delinquent under the original terms of the Contract, shall no longer be construed to be an Acceptable Contract (a "Delinquent Contract"). A Delinquent Contract will result in a reduction in the Advance Limit and may also result in an Excess Borrowing. If at any time the aggregate outstanding amount of the Loan shall exceed the Advance Limit (whether as a result of the existence of one or more Delinquent Contracts, or otherwise), Borrower shall immediately notify Lender of such fact, make a payment to Lender in such amount necessary (including accrued interest) to reduce the outstanding principal amount of the Loan to the Advance Limit. If a payment to Lender is required during the Draw Period as aforesaid, Borrower shall have the right, in lieu of payment, provided no Event of Default has occurred or is continuing and provided further that the then outstanding principal sum of all Acceptable Contracts is not greater than $10,000,000.00, to eliminate all, or any part, of the Excess Borrowing and thereby avoid the obligation to make a payment as aforesaid by: (a) promptly notifying Lender in writing of Borrower's intention to pledge and assign new Acceptable Contracts so as to increase the Advance Limit to the required amount; and (b) promptly effectuating the pledge and assignment of the new Acceptable Contracts, but in no event later than five (5) business days after notice of the Advance Limit deficiencies sent to Borrower by Lender. At any time after the Draw Period during the term hereof an Excess Borrowing situation occurs, the Borrower shall be required to immediately pay to Lender an amount equal to the Excess Borrowing and Lender shall not be obligated to accept any Acceptable Contracts as aforesaid. Any payments to be made by Lender pursuant to this Section II.8 will not effect any other Obligation of Borrower arising under this Agreement or the Note.

         9. Mandatory Payments: (a) Unless accelerated pursuant to the terms and conditions of this Agreement, or paid before the scheduled Maturity Date of the Loan, the Borrower shall pay to Lender ninety-six (96) consecutive minimum monthly payments each in an amount equal to ninety-four percent (94%) of the scheduled monthly payments of principal and interest due on the Acceptable Contracts comprising the Collateral for the Loan ("Mandatory Payments"). All Mandatory Payments as hereinabove provided shall be applied first to the payment of accrued and unpaid interest and the balance, if any, shall be applied to the payment of the installments of principal then remaining unpaid. The aforesaid payments shall be payable in arrears on the first day of each calendar month commencing on the first day of the month next following the date of this Agreement and shall continue until such time as the full principal sum, together with all amounts owing under the Loan have been paid in full. The aforesaid payments shall be made payable out of the monthly collections received under the Acceptable Contracts. In the event the monthly collections are in excess of the applicable monthly Mandatory Payments as aforesaid, said excess shall be applied as a prepayment of the principal balance remaining due under the Loan. In the event the monthly collections from the Acceptable Contracts are insufficient to pay the aforesaid monthly principal and/or interest on the Loan, the Borrower shall pay the interest and/or principal insufficiency on the first of each month as aforesaid.

         (b) In the event Lender receives monthly or other collections under the Acceptable Contracts which exceed the principal balance and all other amounts remaining due on the Loan or under any of the Loan Documents, Lender shall hold such excess amounts in trust for the sole and exclusive benefit of Borrower, and Lender acknowledges and agrees that any such excess amounts are Borrower's funds being held in trust and are not funds of Lender. Lender shall promptly deliver same to Borrower.

         10. Prepayment: The Borrower shall have the right to prepay the principal of the Loan at any time without penalty or premium, provided, however, the Borrower shall notify Lender of each such prepayment. Any such prepayments of principal shall be applied in the inverse order of their maturity.

11. Instructions to Consumers; Payments Received by Borrower: The Borrower shall direct or otherwise cause all Consumers under the Acceptable Contracts to pay all monies due thereunder to the Agent or as otherwise advised by Lender in writing. The Borrower, to the extent that it receives such payments directly from or on behalf of such Consumers, shall hold the same (in the form so received) in trust for the sole and exclusive benefit of Lender and immediately deliver same to Lender or Agent. Monies (in good, collected funds) from Contracts collected and paid to Lender by the Agent or the Borrower shall be (subject to the payment of fees, costs and expenses as set forth in this Agreement) applied on the first business day of the calendar month following the receipt thereof, first towards the payment of accrued and unpaid interest on the Loan and then to the payment of the principal amount then outstanding under the Loan, or to any other obligation in such order as Lender may elect in its sole discretion.

         12. Computation of Unpaid Principal Balance: (a) For purposes of computing the amount of interest payable on the Loan, the outstanding principal amount of the Loan shall not be reduced by the amount of any funds collected by the Agent or the Borrower until such funds are received by Lender as good, collected funds and applied to the Loan.

         (b) Checks received by Lender prior to 12:00 noon on any business day shall be credited against the balance of the Obligations on such business day. Checks received by the Lender after 12:00 noon any business day, shall be credited against the balance of the obligations on the following business day. The crediting of checks received as aforesaid shall be conditioned upon final payment to Lender at its own office in cash or solvent credits of the items giving rise to them and if any item is not so paid, the amount of any credit given for it shall be charged to the Loan whether or not the item is returned.

         13. Monthly Statements: Once each month Lender shall render a statement of account to Borrower showing the current status of the Loan and the interest thereon. If these statements indicate that the outstanding balance of the Loan exceeds the Advance Limit, Borrower forthwith either shall furnish additional collateral or pay the difference in cash as more particularly set forth in
Section II.8. above. The statement of account rendered by Lender shall be considered rebuttably correct and binding upon the Borrower. Borrower shall use its best efforts to notify Lender in writing of any discrepancies with any such statements of account within sixty (60) business days after the sending of such statement by the Lender. If Borrower disputes the correctness of Lender's statement, Borrower's notice shall specify in detail the particulars of why it contends Lender's statement of account is incorrect.

                                      III

                         SECURITY AND CROSS-COLLATERAL

         1. To secure the payment and performance of all Obligations of the Borrower set forth in this Agreement and the accompanying Loan Documents, as well as any extensions, renewals and modifications therefore or substitutions therefore and all other obligations of the Borrower to Lender, whether now existing or hereafter arising, Borrower hereby grants or causes to be delivered to Lender the following security interests:

                  (a) a valid third lien on the Premises, which shall be evidenced by the Deed of Trust;

                  (b) a valid perfected security interest in all items of personal property owned by the Borrower, including, but not limited to, fixtures, furnishings, equipment, machinery, apparatus, appliances, supplies, materials, fittings, building materials, including, but not limited to, furnaces, boilers, oil burners, radiators and piping, plumbing and bathroom fixtures, refrigeration systems, air-conditioning systems, sprinkler systems, washtubs, sinks, gas and electric fixtures, stoves, ranges, awnings, screens, window shades, elevators, motors, dynamos, refrigerators, kitchen cabinets, incinerators, plants and shrubbery and all other equipment and machinery, tools, appliances, fittings, fixtures and building materials of any kind and whether or not affixed to the realty located at the Premises if and when such items exist now or are hereafter located in or upon any portion of the Premises and used or usable in connection with any present or future operation of the Premises;

                  (c) all construction materials, supplies, lumber and all other materials or equipment delivered to the Premises for incorporation or use in any construction at any time being conducted thereon;

                  (d) any licenses, franchises, contracts, plans, surveys, permits, and agreements required or used in connection with the ownership, operation, or maintenance of the Premises or any trade or business conducted thereon or in connection with the construction or alteration of any improvements on the Premises including but not limited to any contracts with builders, material suppliers, utilities or architects, and the right to the use of any trade name, trademark, or service mark now or hereafter associated with the operation of any business conducted on the Premises;

                  (e) any and all awards, including interest, previously and hereafter made to Borrower for taking by eminent domain of the whole or any part of the Premises or any easement therein;

                  (f) all of Borrower's interest in any inventory (as that term is defined in the Uniform Commercial Code of the State of Pennsylvania), trade stock, goods, merchandise or other personal property available for sale or lease on the Premises in the ordinary course of business, all raw materials, work in process, finished goods, salvaged materials, supplies, plans and blueprints, and all accounts receivable, cash on hand, checking accounts, saving accounts, or other matters of any nature used in or arising from the operation of any trade or business on the Premises, whether now owned or hereafter acquired by Borrower;

                  (g)      the Accounts Receivable;

                  (h)      the General Intangibles;

                  (i) equipment, machinery, fixtures and furnishings and all other tangible assets and/or replacements, repairs, modifications, alterations, additions, controls and operating accessories therefore, and all substitutions and replacements therefore, and all accessions and additions thereto and all proceeds and products of the foregoing now or hereafter acquired by Borrower, located in or upon any portion of the Premises or relating to the use and operation of the Premises;

                  (j)      all of Borrower's interest in:

                  (i) all existing and future leases, rents, issues and profits and all security deposits from tenants, lessees or other occupiers of the Premises;

                  (ii) all policies of insurance and all proceeds, loss payable clauses and premium refunds, and all claims relating thereto;

                  (iii) all operating or management or supervision agreements;

                  (iv)     all reciprocal easement agreements;

                  (v) all contracts with builders and/or material suppliers;

                  (vi) all building and use permits issued by any governmental agency or authority;

                  (vii) all rents, income, rates, accounts, issues, profits, royalties, hotel revenues and other revenues derived from or belonging to all or part of the Premises and the other Collateral or any part thereof, generated from room sales, and/or the operation of Borrower's business thereon, and the proceeds thereof, and all rights, whether now or at any time hereafter existing, of Borrower, under, pursuant to, or in connection with any and all existing and future leases, subleases, and use and occupancy agreements and other agreements affecting all or any part of the Premises and the other Collateral, and the proceeds thereof;

                  (viii) all of the estate, interest or other claim or demand, which Borrower now has or may hereafter acquire, in and to all deposits made with other security given to utility companies by Debtor with respect to the Premises and the improvements thereon, and all advance payments of insurance premiums made by Borrower with respect thereto and claims or demands relating to insurance;

                  (ix) insofar as permitted by applicable law, all licenses including, but not limited to, any operating licenses, contracts, management contracts or agreements, franchise agreements, permits, authorizations or certificates required or used in connection with the ownership of, or the operation or maintenance of the Premises and any improvements constructed thereon;

                  (x) all damages, royalties and revenue of every kind, nature and description whatsoever that Borrower may be entitled to receive from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations regarding the Premises; and

                  (xi) that certain Membership Plan for Kohl's Ranch Vacation Club (the "Club") effective as of
                           April 17, 1995, between Borrower and Kohl's Ranch owners Association, as recorded in the Records of Gila County, Arizona on April 24, 1995, as instrument number 95-664618, and any amendments or supplements thereto or replacements or substitu-tions therefor, together with all membership interests of Borrower in the Club arising pursuant to the aforesaid Membership Plan and all rights and privileges associated therewith and all rights of Borrower to market, sell or otherwise deal with such memberships.

         (k) a valid first lien on all of the Acceptable Contracts and Related Documents which are more particularly set forth and described on the schedule attached hereto and made a part hereof and labelled as Exhibit "B", together with all other Acceptable Contracts that are hereafter pledged to Lender as Collateral for the Obligations, pursuant to the terms and conditions hereof;

         (l) any claims of Borrower against third parties for loss or damage to, or destruction of, any and all of the foregoing, all guarantees, security and liens for payment of any Accounts Receivable and documents of title, policies, certificates of insurance, insurance proceeds, securities, chattel paper, and other documents and instruments evidencing or pertaining thereto, and all files, correspondence, computer programs, tapes, discs and related data processing software owned by Borrower or in which Borrower has an interest which contain information identifying any one or more of the items in (a) through (k) above or
(m) through (r) below, or any Consumer, showing the amounts owed by each, payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof;

         (m) with respect only to those Acceptable Contracts securing this Loan and the other Collateral, any and all moneys, securities, drafts, notes, contracts, leases, licenses, General Intangibles and other property of Borrower, including customer lists, and all proceeds and products thereof, and all other assets of Borrower now or hereafter held or received by or in transit to Lender from or for Lender, or which may now or hereafter be in the possession of Lender, or as to which Lender may now or hereafter control possession, by documents of title or otherwise, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any and all deposits, general or special, balances, sums, proceeds, and credits of Borrower and all rights and remedies which Borrower might exercise with respect to any of the foregoing, but for the execution of this Agreement;

         (n) Borrower's right, title and interest throughout the world in and to the trade secrets, rights in information regarding computer software programs developed by or for Borrower, as same relate to the Acceptable Contracts and the other Collateral securing the Loan, including without limitation, the right to prevent all persons, including Borrower, from using the programs or from using and transferring the information contained therein without authorization;

         (o) Borrower's interest in any marketing or direct mail agreements with respect to the Premises and as same relate to the Acceptable Contracts and the other Collateral securing the Loan;

         (p) licenses, contracts, management contracts or agreements, franchise agreements, permits or certificates now or hereafter acquired or used in connection with the ownership, operation or maintenance of the Premises and as same relate to the Acceptable Contracts and other Collateral;

         (q) Borrower's rights as "declarant", "developer," "owner", "seller", "member" and/or otherwise under the Project Documents, whether now or hereafter existing as same relate to the Acceptable Contracts and other Collateral securing the Loan; and

         (r) all proceeds, including insurance proceeds and the proceeds of sale or other disposition of any of the Collateral, and products of the Collateral.

         The aforedescribed Collateral shall also include, as applicable, all additions, substitutions, accessions, repairs and replacements thereto.

         2. Scope of Security Interest: The security interest granted hereunder is given to and shall be held by Lender as collateral security for the payment and performance of all liabilities and obligations of Borrower to Lender of every kind and description, whether direct or indirect, absolute or contingent, due or to become due, joint or several, howsoever created, arising, or evidenced and now existing or at any time hereafter created, arising, or incurred.

         3. Effective as Security Agreement: This Agreement shall be effective as a Security Agreement as that term is used in the Uniform Commercial Code as enacted in the State of Pennsylvania.

                                       IV

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         To induce the Lender to enter into this Agreement and to make the Loan hereunder, the Borrower represents, warrants and covenants to the Lender that (except as may have been previously disclosed in writing to Lender):

         1. Corporate Existence: Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and is authorized to do business in the States of Colorado and Indiana and has the power to execute, deliver and -carry out the terms of this Agreement and its Board of Directors has duly authorized and approved the terms of the Loan described herein, the other Loan Documents and the taking of any and all action contemplated hereunder or thereunder by the Borrower.

         2. Validity of Agreement: The execution of this Agreement and the other Loan Documents and every other instrument or document required to be executed in accordance herewith or therewith, or which the Lender may deem advisable in connection herewith, does not violate any provisions of the Borrower's Articles of Incorporation or By-Laws, or of any agreement or undertaking to which Borrower is a party or by which the Borrower is bound in any fashion.

         3. Corporate Action: Borrower has taken all action required by law to validate and make this Agreement and to enter into the Loan Documents and any other documents required in connection herewith, as evidenced by the incumbency certificate and corporate resolution executed and delivered to Lender contemporaneously herewith.

         4. Lien Priority: The Borrower has, and at all times will have, good and marketable title in and to the Collateral. No other person has or will have any right, title, interest, claim or lien therein, thereon or thereto, other than: (a) the existing first lien on the Premises maintained by Bank One,
Arizona, NA, formerly known as The Valley National Bank, with a principal balance remaining due thereunder of no more than $932,250.00; (b) the existing second lien on the Premises maintained by Kohl's Ranch Associates, with an approximate principal balance remaining due thereunder of $380,000.00; (c) the authorized borrowings as hereinafter provided; (d) customary equipment lease agreements or purchase money financing of equipment entered into by Borrower relating to the Project, which unpaid lease or financing obligations thereunder do not exceed, at any time, in the aggregate, the sum of $200,000.00 (items 4.(a), (b), (c) and (d) above being hereinafter sometimes referred to as the "Permitted Lien(s)"); and (e) the rights, if any, of the Consumers. Notwithstanding anything contained herein to the contrary, provided the Borrower is not in Default under the Loan Documents or any Obligations, whether now existing or hereafter arising, upon Borrower's request, Lender shall subordinate its third lien on the Premises to one or more prior liens thereon held by one or more financial institutions or reputable funding sources having an aggregate principal balance of no more than $2,480,000.00, which shall include the remaining principal balances due on the aforesaid existing first and second liens, if any, and which permitted prior lien(s) shall be construed to be "Permitted Lien(s)". The Collateral will remain free and clear of any liens other than the Permitted Lien(s), excepting the liens hereby granted to Lender, which liens to Lender shall, at all times, except as hereinabove set forth, be first and prior on the Collateral above described and as to the Accounts and proceeds, including insurance proceeds, resulting from the sale, disposition or loss thereof, that no further action need be take to perfect the lien to Lender other than filing continuation statements under the Uniform Commercial Code and continued possession by fender of that portion of the Collateral which constitutes instruments or other pledged Collateral.

         5. Financing Statements; Perfection of Lien: Borrower agrees at its own expense, to execute the Financing Statements or continuation statements required by the Uniform Commercial Code, together with any and all other instruments or documents and take such other action including delivery as may be required to perfect or maintain Lender's security interest in the Collateral and, unless prohibited by law, Borrower hereby authorizes Lender to execute and file any such financing statements or continuation statements on Borrower's behalf.

         6. No Governmental Consent Necessary: No consent or approval of, giving of notice to, registration with or taking of any other action in respect of, any governmental authority or agency is required with respect to the execution, delivery and performance by Borrower of this Agreement or any of the other Loan Documents.

         7. No Proceedings: There are no actions, suits, or proceedings pending (nor, to the knowledge of the Borrower, any actions, suits or proceedings threatened, nor is there any basis therefore) against or in any way relating adversely to the Borrower, the Premises, any other Collateral or any property of the Borrower in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body which, if adversely determined, would singly or in the aggregate have a material adverse effect on the Borrower or the Collateral; the Borrower is not in default with respect to any order of any court, arbitrator or governmental or non-governmental body; and the Borrower is not subject to or a party to any order of any court or governmental or non-governmental body arising out of any action, suit or proceeding under any statute or other law respecting anti-trust, monopoly, restraint of trade, unfair competition or similar matters.

         8. Financial Statements: The financial statements of Borrower submitted to Lender in connection with the application for the within Loan fairly presents the financial condition of Borrower. Borrower knows of no liability, direct or contingent, involving significant amounts, not disclosed by or reserved against in said financial statements.

         9. Changes in Financial Condition: There has been no material and adverse change in Borrower's condition, financial or otherwise, since the date of the financial statements delivered to Lender.

         10. Further Assurances: The Borrower agrees that it will execute and deliver any further deeds of trust or any other documents or instruments necessary to achieve and maintain at all times the balance due to the Lender as a valid lien on the Premises and the other Collateral as described herein.

         11. Taxes and Assessments: All federal, state and other tax returns of Borrower required by law to be filed have been duly filed and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower or its property, income, profits and assessments which are due and payable have been paid. All taxes due to the Federal government, the States of Arizona, Indiana and Colorado, and any taxes or assessments due to any other state, county or municipality, have been fully paid and satisfied by the Borrower except for current taxes not now due and payable.

         12. Chief Executive Office and Location of Property: The Borrower's Chief Executive Office, principal place of business and books and records related to the Collateral pledged hereunder are located at 2777 Camelback Road, Phoenix, Arizona 85016 and at the Premises. The Borrower will not move its Chief Executive Office, its principal place of business or its books and records referred to herein or change its name, identity or corporate structure without giving the Lender prior written notice thereof and obtaining its written consent, which consent shall not be unreasonably withheld or delayed. Borrower further agrees that it will not remove any Collateral referred to herein from the address where they are presently located other than in the ordinary course of business.

         13. Representations and Warranties True, Accurate and Complete: None of the representations, warranties or statements made to Lender pursuant hereto or in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

         14. Validity and Enforceability of Acceptable Contracts: All of the Acceptable Contracts are, and will be, legal, valid, binding and enforceable obligations of the parties thereto (without right of set-off or subject to any counterclaims or other defenses) in accordance with the terms thereof, and are not, and will not be subject to any liens, and none of such Acceptable Contracts are forged or have affixed thereto any unauthorized signatures or have been entered into by any persons without the required legal capacity and otherwise meet all of the criteria as set forth in the definition of an Acceptable Contract herein above provided.

         15. Project: The Project has direct access to a publicly dedicated road and all roadways inside the Project are owned in fee simple by the Borrower. Electric, gas, sewerage, water facilities and other necessary utilities are available in sufficient capacity to service the Project and any easements necessary to the furnishing of said utility services have been obtained and duly recorded. Each Consumer has access to and the use of all of the amenities and public utilities of the Project. All costs arising from the construction of any improvements or the purchase of any equipment located in the Project have been fully paid for, except for customary equipment financing or lease agreements entered into by Borrower in connection with the Project. The Project complies with all applicable restrictive covenants, zoning and land use ordinances and building codes, all applicable health and environmental laws and regulations and all other applicable laws, rules and regulations.

         16. No Default: No Event of Default (as specified in Section VIII), and no event which, with a lapse of time or the giving of notice, would constitute an Event of Default, shall have occurred and be continuing at the closing date of the Loan and Borrower is not presently in violation of any of the representations and warranties herein specified.

         17. Other Statements: All statements contained in any certificate, financial statement, legal opinion or other instrument delivered by or on behalf of the Borrower pursuant to or in connection with or in any amendment to this Agreement, shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made at and as of the date as of which this Agreement is dated. All representations and warranties made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement or any investigation by the Lender.

         18. Subdivision/Final Site Plan: All right to appeal from any decision rendered by any governmental body in connection with the subdivision or final site plan approval of the Premises, if any, or proposed or actual use of the Premises has expired.

         19. O.S.H.A. and Environmental Matters: (a) Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Americans with Disabilities Act (upon completion of the planned renovations) all applicable environmental statutes, and all rules and regulations thereunder and all similar state and local laws, rules and regulations; and there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

                  (b) Borrower has been issued all required federal, state and local licenses, certificates or permits relating to Borrower and its ownership, use and development of the Premises (including without limitation, all necessary utility connections or permits) and its facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, all applicable federal, state and local laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health or safety matters.

         20. Protection of Collateral; Reimbursement: All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, sale and use taxes imposed by any state, federal or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by Borrower; if Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower's account therefore, and Borrower agrees promptly to reimburse Lender therefore with interest accruing thereon daily at the Default Rate. All sums so paid or incurred by Lender for any of the foregoing and any and all other sums which Borrower may become liable hereunder and all costs and expenses (including attorney's fees, legal expenses and court costs) which Lender may incur in enforcing or protecting its lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or with respect to any of transactions to be had thereunder, until paid by Borrower to Lender with interest at the rate aforesaid, shall be considered as additional indebtedness owing by Borrower to Lender hereunder and, as such, shall be secured by all the said Collateral and the proceeds from the sale thereof and by any and all other collateral, security, assets, reserves or funds of Borrower in or coming into the hands or enuring to the benefit Lender. The Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other person whomsoever, but the same shall be at the Borrower's sole risk.

         21. Solvent Financial Condition: As to Borrower immediately prior to the issuance of the Note, the present fair salable value of its assets is greater than the amount required to pay its total liabilities, and it is able to pay its debts as they mature or become due. Borrower shall maintain such solvent financial condition, giving affect to the Obligations, as long as Borrower is obligated to Lender under this Agreement.

         22. Use of Proceeds: The proceeds of the Loan will be used for working capital purposes of Borrower. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from such Loan) will violate or result in the violation of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulation G of the Board of Governors of the Federal Reserve System.

                                       V

                             AFFIRMATIVE COVENANTS

         Until payment in full of all obligations and the termination of this Agreement, Borrower covenants and agrees that it will:

         1. Notify Lender: Promptly inform Lender of any material adverse change in circumstances with respect to matters set forth in the representations, warranties and covenants under Section IV of this Agreement.

         2. Pay Taxes and Liabilities; Comply with Agreements: Promptly pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits and upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any properties of the Borrower; except that no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside.

         3. Observe Covenants, etc.: Observe, perform and comply with the covenants, terms and conditions of this Agreement, the other Loan Documents and any other agreement or document entered into between Borrower and Lender.

         4. Access to Records and Property: At any time and from time to time, upon request by Lender permit representatives of the Lender to:

                  (a)      Visit and inspect the properties of the Borrower,

                  (b) Inspect, copy and make extracts from its books and records at any place designated by Lender, and

                  (c) Discuss with its employees its respective businesses, assets, liabilities, financial condition, results of operations and business prospects.

         5. Comply with Laws: Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, compliance with which is necessary to maintain its corporate existence or the conduct of its business or non-compliance with which would materially and adversely affect
(a) its ability to perform in accordance with the terms and conditions of this Agreement, or (b) any security given to secure its Obligations.

         6. Insurance Required: (a) Cause to be maintained, in full force and effect on the buildings and all other structures erected or to be erected upon the Premises and all property given as Collateral security for all Obligations, insurance in such reasonable amounts and against such customary risks as is satisfactory to, Lender, including, but without limitation, fire, theft, burglary, pilferage, loss in transit, boiler, machinery, workman's compensation, builder's risk, liability and hazard insurance. Said insurance policy or policies shall:

                           (i)     Be  in  a  form and with insurers  which  are
satisfactory to Lender;

                           (ii)    Be for such risks and for such insured values
as Lender or its assigns may require in order to replace the property in the event of actual or constructive total loss;

                           (iii)   Designate Lender and its assignees,  as first
(or second or third, as the case may be,) mortgagee and/or additional loss payee, as their interests may from time to time appear;

                           (iv)    Contain a "Breach of Warranty" clause whereby
the insurer agrees that a breach of the insuring conditions or any negligence by Borrower or any other person shall not invalidate the insurance as to Lender and its assignees;

                           (v)     Provide that  they  may  not  be cancelled or
materially altered without thirty (30) days prior notice to the Lender and its assignees; and

                           (vi)     Upon demand, be delivered to Lender.

                  (b) Obtain such additional insurance as Lender may reasonably require.

                  (c) In the event of loss or damage, forthwith notify Lender and file proofs of loss with the appropriate insurer. Borrower hereby authorizes Lender to endorse any checks or drafts constituting insurance proceeds.

                  (d) Forthwith upon receipt of insurance proceeds endorse and deliver the same to Lender.

                  (e) In no event shall Lender be required to: (i) ascertain the existence of or examine any insurance policy; or (ii) advise Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement or any other Loan Documents; or (iii) obtain any insurance on the aforementioned risks.

                  (f) Borrower hereby directs any insurance company concerned to pay directly to Lender any monies which may become payable to Lender or Borrower under such insurance policies, and Borrower appoints the Lender as attorney-in-fact (which appointment is agreed to be coupled with an interest) to endorse any draft therefore. Lender shall have the right to retain and apply the proceeds of any such insurance, at its election, to reduction of any sums advanced to Borrower by Lender, or to restoration or repair of the property damaged, as more particularly set forth in the Loan Documents.

         7. Further Assurances: Borrower shall execute and deliver to Lender, any pledge, lien, encumbrance, security agreement, financing statement or other documents as may reasonably be requested by Lender at any time when there are monies due and payable to Lender under the terms and conditions of this Agreement in order to effectuate more fully the purposes of this Agreement and/or any other Loan Documents.

         8. Pay Legal Fees and Expenses: Pay to Lender, upon demand, together with interest at the rate set forth in the Note, from the date when incurred or advanced by Lender until repaid by Borrower all costs, expenses or other sums incurred or advanced by Lender to preserve, collect and protect its interest in or realize on the Collateral, and to enforce Lender's rights as against Borrower, any account debtor or guarantor, or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, including without limitation legal fees, expenses and disbursements incurred by Lender. All such expenses, costs and other sums shall be deemed Obligations secured by the Collateral.

         9. Reaffirmation of Representations and Warranties: All warranties and representations made herein by Borrower, and in any other agreements or documents executed and/or delivered by Borrower to Lender in connection with this Agreement, will continue to be true and accurate so long as the obligations remain unpaid.

         10. Expenses: The Borrower agrees to pay all charges incident to the procuring and making of the Loan and the charges for the examination of the title of the Premises, searches relating to the Borrower and the Collateral, title insurance premiums, surveys and drawing of papers, mortgage tax, recording fees, legal fees and expenses of Lender's attorneys (as limited pursuant to the Commitment Letter), and for all searches which may be required by the Lender to assure the Lender that the Deed of Trust is a third lien as herein provided.

         11. Taxes, Assessments, etc. The Borrower agrees to pay any tax, assessment or other charge or liens upon the Premises, existing at any time, whether before or after the making of the Loan, and to furnish proof thereof satisfactory to the Lender, within thirty (30) days after such payment is due, and upon the Borrower's failure to do so, all further obligation on the part of the Lender to make said Loan, or the balance thereof, shall cease, and the amount previously advanced, if any, shall become immediately due and payable; or if the Lender shall so elect, it may pay such encumbrances or liens and add the amount of said payments to the amount thereafter becoming due. Any sums paid or expended in accordance with any of the foregoing provisions of this clause shall be deemed to be advanced to the, Borrower pursuant to this Agreement and shall be secured by the Collateral and the Loan Documents.

         12. Permits, Licenses, etc.: The Borrower hereby assigns as further security for the Obligations, all permits, licenses and contracts relating to the Premises, including but not limited to, all environmental approvals, all approvals for sewer, water and other utilities, all building or construction permits, zoning, site plan or subdivision approvals, all licenses, permits or approvals in connection with the operation of the Resort and the sale and financing of Timeshare Estates, and all prepaid fees or charges relating thereto, if any, each as may be permitted by the entity issuing such permits, approvals, licenses and contracts.

         13. Notice of Environmental, Health or Safety Complaints: Borrower shall immediately provide to Lender notice or copies if written, of all complaints, orders, citations or notices, whether formal or informal, written or oral, from a governmental body or private person or entity, relating to air emissions, water discharge, noise emission, solid or liquid waste disposal, hazardous waste or materials, or any other environmental, health or safety matter.

         14. Assignment of Leases, Contract(s) of Sale: Borrower agrees to and hereby does assign to Lender as further security for the Obligations, all leases and/or contracts of sale of or affecting the Premises.

         15.      Financial Statements:

                  (a) Borrower agrees to submit to Lender its financial statements, all prepared in accordance with generally accepted accounting principles consistently applied, and in addition to such statements, any supplementary information to the financial statements as Lender shall reasonably require, as more particularly set forth herein and in the other Loan Documents.

                  (b) Borrower shall, within one hundred twenty (120) days after the end of each fiscal year, furnish to Lender its balance sheet as at the end of such year, and its income and surplus statement and statement of cash flow for such fiscal year, all in reasonable detail, all prepared in accordance with generally accepted accounting principals consistently applied on a consolidated basis with its subsidiaries and affiliates, and all audited by independent certified public accountants of recognized standing selected by Borrower and satisfactory to Lender, and in addition to such statements, any supplementary information to the financial reports as Lender shall reasonably require.

                  (c) Borrower shall also deliver to Lender within sixty (60) days after the end of each quarter-annual fiscal period of the Borrower, except the 4th quarter, its balance sheet as at the end of such period, its cumulative income and surplus statement and its statement of cash flow for the period beginning on the first day of such fiscal year and ending on the date of such balance sheet, all in reasonable detail, all prepared in accordance with generally accepted accounting principals consistently applied, certified by the Chief Financial Officer of the Borrower and in addition to such statements any supplementary information to the financial reports as Lender shall reasonably require.

                  (d) As soon as practical after the end of each month, and in any event within ten (10) days after the end of such month Borrower shall cause to be furnished to Lender a monthly detailed trial balance of all Acceptable
Contracts,   as  of  the  close  of  the  preceding   month,   together  with  a
reconciliation report showing collections, payments, adjustments and delinquencies relating to the Acceptable Contracts, in form and substance acceptable to Lender. All such statements shall be certified as correct by the Chief Financial Officer of Borrower.

         16. Broker's Fees: Borrower agrees to promptly pay all finders' fees, brokerage fees, commissions or similar fees payable to them in connection with the transactions described in this Agreement, if any. Borrower agrees to indemnify and hold harmless Lender from and against any claim of any broker, finder or other person, together with any attorneys' fees incurred by Lender in respect thereto, arising out of the transactions contemplated by this Agreement. Borrower and Lender acknowledge that they are not, as of the date of this Agreement, aware of any such fees due to any person or entity. This obligation shall survive the expiration or termination of the Commitment Letter and this Agreement.

         17. Payment of Contracts: Borrower will direct all account debtors under the Contracts to remit all payments under such Contracts to the Lender's account established at Bank one, Arizona, N.A., or such other bank or other entity as may be acceptable to Lender pursuant to the terms of the Agency Agreement between the Agent, Lender and Borrower. Lender agrees to apply such funds paid to the obligations upon collection thereof by the Agent and delivery to Lender, provided an Event of Default shall not then exist.

         18. Other Documents: Borrower agrees that it will maintain accurate and complete files relating to the Contracts and other Collateral to the satisfaction of Lender, and that such files will contain copies of each Contract, Related Documents, copies of all relevant credit memorandum relating to the Contracts, and all collection information and correspondence relating thereto and such other documents as are reasonably requested by Lender.

         19. Collateral Assignment of Acceptable Contracts: Prior to Lender's funding any Advance, including the first Advance, Borrower will execute and deliver to Lender formal written collateral assignments of all new Acceptable Contracts included in the Collateral accompanied by the executed originals of all such Acceptable Contracts to which shall be annexed the originals and copies of all Uniform Commercial Code Financing Statement filings, and the originals of which shall be promptly filed or recorded in the appropriate filing or recording offices by Borrower upon Borrower's receipt of the said original financing statements countersigned by Lender, evidence of corporate authority on the part of the Consumers, if corporations, and all Related Documents and instruments. The form of the Contracts and Related Documents which now exist or shall be used by Borrower and entered into in the future during the term of the Loan, shall be in substantially the same form of the Acceptable Contracts reviewed and approved by Lender prior to the execution of this Agreement. Borrower will not modify, amend or otherwise alter any of the terms of the Acceptable Contracts or any other documents relating thereto without Lender's prior written consent, or waive any of Borrower's rights, if such modification might result in any diminution or adverse effect upon the Collateral or the conduct of the business of Borrower.

         20. Servicing of Acceptable Contracts: Borrower shall, at its cost and expense, enter into and maintain, for as long as the Loan remains unpaid, a servicing agreement ("Servicing Agreement") with a servicing entity selected by Borrower and approved by Lender ("Servicing Agent"), to service the Acceptable Contracts. The Servicing Agent shall furnish to Lender such reports, documentation and information regarding the Acceptable Contracts as is reasonably satisfactory to Lender.

         21. Dominion Account; Agency Agreement: Borrower and/or the Servicing Agent shall maintain a Dominion Account at an insured financial institution selected by Borrower and acceptable to Lender into which all payments due under the Acceptable Contracts will be made. All proceeds of the Acceptable Contracts shall be deposited in the form received by the Borrower or the Servicing Agent into the Dominion Account. Borrower, Lender and the selected and approved Agent shall enter into an Agency Agreement, the terms of which Agency Agreement shall be acceptable to Lender and Lender's counsel, and which shall provide, among other things, for the said Agent to apply for, obtain and maintain in Borrower's name a post office box to which all payments under the Acceptable Contracts shall be made and to deposit in the Dominion Account all funds received in connection with the Acceptable Contracts and turn said funds over to Lender, all in accordance with the terms and conditions of this Agreement. The said post office box and Dominion Account shall be subject to the exclusive control of Lender in accordance with the terms of this Agreement and the Agency Agreement. The Agent selected and approved as Agent shall transfer to Lender the funds deposited to the Dominion Account by wire transfer or check as shall be directed by Lender. Borrower shall instruct all of the Consumers under the Acceptable Contracts to direct remittances to a post office box established by Lender in the name of the Borrower. All proceeds of the Acceptable Contracts shall be directed to such post office box, whether in the form of cash, checks, drafts, notes or other agreements received by the Borrower or the Servicing Agent in payment of or on account of any of the Acceptable Contracts. Upon receipt by Lender, all such proceeds shall be applied in payment in full or in part of the Obligations in such order as Lender may elect.

         22. Notice of Default or Event of Default: Borrower shall immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, give a written notice to Lender specifying the notice given or action taken by such holder and the nature of the claimed Default or Event of Default and what action Borrower is taking or proposes to take with respect thereto.

         23. Material Adverse Developments: Borrower shall immediately upon becoming aware of any developments or other information which may materially and adversely affect the Collateral, business, prospects, profits or condition (financial or otherwise) of Borrower or its ability to perform this Agreement, give to Lender telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect.

         24.  Performance under Project Documents;  Subsidize  Operations of the
Club: Borrower shall at all times promptly and fully perform all of its obligations under the Project Documents. Borrower shall subsidize all Maintenance Fees and Assessments (as those terms are defined in the Membership
Plan) to the extent that said Maintenance Fees and Assessments paid by other Members (as that term is defined in the Membership Plan) other than Borrower are insufficient to pay when due the Common Expenses (as that term is defined in the Membership Plan) actually incurred in connection with the operation of the Club and the Premises. The aforesaid covenant to subsidize operations at the Club shall terminate upon the earlier to occur of the following: (i) payment of all sums due to Lender hereunder, or (ii) the sale of fifty (50%) percent of the number of Timeshare Estates in the Project as determined from time to time in accordance with the then current Arizona Department of Real Estate Public Report.

         25. Waste Water and Water Quality at the Premises:  The Borrower shall:
(i) cause to be submitted to the Arizona Department of Environmental Quality ("ADEQ"), or such other appropriate entity having jurisdiction, evidence that the existing septic system servicing the Premises is constructed in accordance with all applicable laws and regulations, which submission shall include, but not be limited to, as-built engineering drawings of said septic system and a certification of a qualified, licensed engineer, all within the time frames required by the ADEQ, or other entities having jurisdiction; (ii) if required, effect all necessary changes to the waste water facility servicing the Premises within such time frames as mandated or agreed upon by the ADEQ, or such other entities having jurisdiction; (iii) prepare and file with the ADEQ, or such other appropriate entity having jurisdiction, all documents and information necessary or appropriate in order to obtain a Determination of Applicability for the Aquifer Protection Permit relating to the Premises to determine if a general or individual permit is required for the waste water facility servicing the Premises; (iv) if necessary, make application for and prosecute to completion an application for an individual permit relating to the said waste water facility;
(v) if required by the ADEQ, cause to be conducted a sampling study for water quality parameters of the drinking water systems servicing the Premises, the results of which shall be submitted to the ADEQ, for purposes of assisting the ADEQ in determining whether the Premises' drinking water systems are groundwater under the influence of surface water; (vi) if required, effect all remedial action relating to the drinking water sources, which may include, but not be limited to, installing additional filters and disinfection treatment devices, all as required by applicable laws and regulations; (vii) monitor the said drinking water systems in accordance with all applicable laws and regulation; and (viii) otherwise comply in all material respects with all applicable requirements of the ADEQ, and any other entities having jurisdiction, so as to avoid any enforcement actions relating or pertaining to the waste water system and drinking water systems servicing the Premises and notify Lender of all material developments relating thereto and furnish to Lender true copies of all reasonably requested documentation and information relating thereto.

         26. Water Property: Borrower intends to purchase from Kohl's Ranch Associates certain parcels of real property and the improvements thereon adjacent to or nearby the Premises, all equipment relating thereto and the stock of the Kohl's Ranch Water Company (collectively the "Water Property"). The application to transfer the Water Property was approved by the Arizona Corporation Commission on August 5, 1995. The closing on the Water Property is expected to occur by the end of September, 1995. In conjunction with the closing on the Water Property, Borrower agrees to and shall pledge and grant to Lender a security interest in and to the additional real property and improvements and all other assets that it acquires from Kohl's Ranch Associates in connection with Borrower's acquisition of the Water Property, which additional assets shall be included as a part of the Collateral. Borrower shall notify Lender of the anticipated closing date and furnish a listing and/or detailed description of the Water Property. Borrower shall execute and deliver to Lender and (as applicable) cause to be filed or recorded amendments and/or modifications of the Loan Documents to reflect the additional Collateral and shall cancel, discharge or terminate that certain instrument entitled: "Kohl's Ranch Lodge and Kohl's Ranch Water Company Covenants, Conditions & Restrictions" dated June 1, 1995, recorded on June 2, 1995 in the Official Records of Gila County, in Fee No. 95-666436.

                                       VI

                               NEGATIVE COVENANTS

         Until payment in full of all Obligations, Borrower covenants and agrees that it will not:

         1. Other Liens: Incur, create or permit to exist any mortgage, assignment, pledge, hypothecation, security interest, lien or other encumbrance on any of its property or assets, whether now owned or hereafter acquired, except: (a) liens for taxes not delinquent; (b) those liens in favor of Lender, and (c) the Permitted Liens.

         2. Other Liabilities: Incur, create, assume or permit to exist any indebtedness or liability on account of either borrowed money or the deferred purchase price of property, except (a) Obligations to Lender; or (b) indebtedness subordinated to payment of the Obligations on terms approved by Lender in writing; or (c) the Permitted Liens.

         3. Loans: Make loans to any person, firm or entity, except in the ordinary course of its business in connection with the financing of the sale of Timeshare Estates.

         4. Secondary Financing: Incur, create, assume, or permit to exist any secondary financing encumbering the Premises and/or any other Collateral securing the Obligations, except for Permitted Liens, nor shall there be any encumbrances or security interest conveyed in any fixture or fixtures, nor in any personalty whether affixed to the Premises or otherwise, except for Permitted Liens.

         5. Corporate Structure: Alter or change its corporate structure, or materially change the present ownership of the interest of the Borrower or Borrower's management without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

         6. Guaranties: Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm or entity except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         7. Assignment: Assign this Agreement or any loan proceeds to be made hereunder or any part thereof.

         8. Lease: Rent or lease all or any portion of the Premises without the prior written consent of the Lender, except in the ordinary course of Borrower's business.

         9. No Indulgences to Consumers: Borrower shall not grant extensions of time for the payment or compromise for less than the full face value or release in whole or in part any person liable for the payment of, allow any credit whatsoever, except for the amount of cash to be paid upon any Collateral or any instrument or document representing the Collateral without the prior written consent of the Lender.

         10. Modifications of Contracts or Other Documents: Borrower will not modify, amend, or otherwise alter any of the terms of the Contracts or any other documents relating thereto without Lender's prior written consent or waive any of Borrower's rights, if such modification might result in any diminution or adverse affect upon the Collateral or the conduct of the business of the Borrower. The Borrower shall also not change, alter or modify or permit any change, alteration or modification of its articles of incorporation or by-laws or other governing documents without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed.

                                      VII

                         MISCELLANEOUS RIGHTS OF LENDER

         1. Collections; Modification of Terms: Lender may, in its sole and absolute discretion, and at any time, with respect to any of the Collateral, demand, sue for, collect or receive any money or property, at any time payable or receivable on account of or in exchange for, or make any compromises it deems desirable including without limitation extending the time of payment, arranging for payment in installments, or otherwise modifying the terms or rights with respect to any of the Collateral, all of which may be effected without notice to or consent by Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted hereunder.

         2. Notification to Consumers: At any time, prior to or after an Event of Default, Lender may notify the Consumers on any of the Acceptable Contracts to make payment directly to Lender, and Lender may endorse all items of payment received by it which are payable to Borrower. Borrower, at the request of Lender, shall notify the Consumers of Lender's security interest in the Acceptable Contracts. Until such time as Lender elects to exercise its right of notification, Borrower is authorized to collect and enforce the Acceptable Contracts under the terms and conditions as set forth herein.

         3. Uniform Commercial Code: At all times prior and subsequent to an Event of Default hereunder, Lender shall be entitled to all the rights and remedies of a secured party under the Uniform Commercial Code as enacted in Pennsylvania (or any other state having jurisdiction), as the same may be amended from time to time, with respect to all Collateral.

         4. Preservation of Collateral: At all times prior and subsequent to an Event of Default, Lender may take any and all action which in its sole and absolute discretion is necessary and proper to preserve its interest in the Collateral, including without limitation the payment of debts of Borrower which might in Lender's sole and absolute discretion, impair the Collateral or Lender's security interest therein, purchasing insurance on the Collateral, repairing the Collateral, or paying taxes or assessments thereon, and the sums so expended by Lender shall be secured by the Collateral, shall be added to the amount of the Obligation(s) due Lender and shall be payable on demand with interest at the Default Rate from the date expended by Lender until repaid by Borrower.

         5. Mails: From and after an Event of Default, Lender is authorized to (and Borrower shall, upon request of Lender) notify the postal authorities to deliver all mail, correspondence or parcels addressed to Borrower and relating to the Collateral to Lender at such address as Lender may direct.

         6. Lender's Right to Cure: In the event Borrower shall fail to perform any of its Obligations hereunder or under any of the other Loan Documents, then Lender, in addition to all of its rights and remedies hereunder, may perform the same, but shall not be obligated to do so, at the cost and expense of Borrower. In any such event, Borrower shall promptly reimburse Lender together with interest at the Default Rate from the date such sums are expended until repaid by Borrower.

         7. Test Verifications: Lender shall have the right to make test verifications of any and all Acceptable Contracts in any manner and through any medium Lender considers advisable, and Borrower shall render any necessary assistance to Lender.

         8. Power of Attorney: Subject to the terms, conditions and restrictions of this Agreement, Borrower hereby irrevocably constitutes and appoints Lender as its true and lawful attorney, with full power of substitution, to, while an Event of Default or Default shall exist or be continuing, enforce collection of the Collateral at the sole cost and expense of Borrower but for the sole benefit of Lender, either in its own name or in the name of Borrower including but not limited to executing releases, compromising or settling with any debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to Borrower and take therefrom, any proceeds of Collateral pledged or assigned to Lender; to notify Post Office authorities to change the address for delivery of mail addressed to Borrower to such address as Lender shall designate; to endorse the money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of Borrower on and to receive as pledgee or secured party of the property covered by any of the Collateral, any invoices, schedules of Collateral assigned, freight or express receipts, or bills of lading, storage receipts, warehouse receipts or other documents of title of same or different nature relating to the Collateral and to do any and all things necessary or proper to carry out the intent of this Agreement and to perfect the liens and rights of Lender created under this Agreement. Lender shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if Lender elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of said power, and it shall not be liable or responsible to Borrower for any acts or omissions nor for any error in judgment or mistake of law or fact, unless caused by the gross negligence or willful misconduct of Lender. All powers conferred upon Lender by this Agreement being coupled with an interest shall be irrevocable so long as any obligations of Borrower to Lender shall remain unpaid. Lender is hereby further authorized to sign on behalf of Borrower any Financing Statement Lender deems necessary to perfect its security interest and to file same with the appropriate authorities in Arizona or any other state. All costs of such filings shall be charged to and be borne by Borrower.

                                      VIII

                               EVENTS OF DEFAULT

         The occurrence of any of the following events shall constitute an Event of Default (hereinafter referred to as an "Event of Default"):

         1. The Borrower shall have failed to make any payment of any installment of interest on the Loan when due;

         2. The Borrower shall have failed to make any payment of any principal when due;

         3. Borrower's failure to keep, observe, perform, and/or carryout in every particular the covenants, terms or provisions contained in this Agreement or any of the other Loan Documents and such Default shall have remained uncured for a period of fifteen (15) days after notice thereof to the Borrower by the Lender;

         4. Borrower's consent to the application for an appointment of a receiver or trustee for it or for substantially all of its property, its sufferance of any such appointment made without its consent to any proceedings against it under any law relating to bankruptcy, insolvency, or the reorganization or relief of debtors, which shall have continued unstayed and in effect for a period of thirty (30) consecutive days;

         5. Borrower's admission in writing of its inability to pay its debts as they mature, or commission of any act of bankruptcy; Borrower's making of an assignment for the benefit of creditors, or the filing of a voluntary petition in bankruptcy by the Borrower; or the application for a receiver by the Borrower;

         6. The entry of any judgment or execution or attachment order against or affecting the Borrower which, in the reasonable opinion of the Lender, adversely and materially affects the credit standing of the Borrower. (For purposes of this subsection, the term "materially" shall be defined to mean an amount in excess of ten (10%) percent of the Borrower's net worth, as shown on the most recently available financial statements or $50,000.00, whichever is greater);

         7. Any statement, representation, or warranty by the Borrower contained in this Agreement, the other Loan Documents, the financial statements, applications submitted for credit or any other agreement for the payment of money with Lender proving to be incorrect or misleading in any material respect, or a breach in any of the terms and conditions of this Agreement, the other Loan Documents or any other agreement with Lender at any time when the Borrower is obligated to Lender hereunder;

         8. The failure of the Borrower to pay any principal or interest on any Permitted Liens or any other material borrowed money obligation when due, so that the holder of such obligation declares, or may declare, such obligation due prior to its stated maturity because of the Borrower's default thereunder and the Borrower shall have failed to procure, within thirty (30) days after the declaration of said default, a written statement cancelling said default and/or reinstating said obligation. (For purposes of this subsection, the term "material" shall have the same meaning as set forth in Section VIII 6. above);

         9. Any material and adverse change in the condition or affairs, financial or otherwise, of the Borrower, which in the reasonable opinion of Lender impairs Lender's security or increases its risk so as to jeopardize the repayment of the Obligations of the Borrower under this Agreement or any of the other Loan Documents;

         10. If at any time Lender reasonably determines that an environmental claim against the Premises will have a material adverse effect on the financial condition of the Borrower;

         11. The failure of the Borrower to provide financial statements and/or annual tax returns to Lender when required or requested to do so, together with such financial information as may reasonably be requested by Lender;

         12. The passing of title, legal or equitable, to the Premises (except as to the sale by Borrower of Timeshare Estates at the Premises in the ordinary course of Borrower's business) without the written consent of Lender;

         13. The failure to make payment of any tax, assessment, or municipal or governmental charge against the Premises, or any Timeshare Estate, when due or the imposition of any lien thereon not paid and removed within 15 days from the date thereof, except that no such tax, assessment or charge need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside, provided, however, any such payment must be made if necessary to prevent the forfeiture or sale of the Premises or any Timeshare Estate, as the case may be;

         14. The failure to pay any insurance premium when due on or relating to the Premises or the Collateral;

         15. Any material change in the corporate structure or management of the Borrower without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed;

         16. Any suspension of the Borrower's transaction of its usual businesses including, but not limited to, the termination, cessation or discontinuance of the Borrower's operations at the Premises, other than as a result of the sale of all Timeshare Estates therein;

         17. Liquidation and/or dissolution of the Borrower;

         18. The loss, revocation or failure to renew any license, approval, franchise and/or permit now held or hereafter acquired by Borrower which is necessary for the continued operation of the Borrower's business, including, but not limited to, the Project, which, in the sole opinion of Lender, materially adversely affects Borrower's business or its ability to repay the Loan;

         19. The issuance of any stay, order, cease and desist order or similar judicial or non-judicial sanctions limiting or otherwise affecting the sale of Contracts, if such order or sanction is not discharged within thirty (30) days thereafter, which in the sole opinion of Lender, materially adversely affects the Borrower's business or its ability to repay the Loan;

         20. Borrower terminates or breaches any management or marketing agreement and/or engages the services of a different, substitute or subsequent management or marketing firm, or materially modifies the management or marketing agreements, without first obtaining the written consent of Lender, which consent shall not be unreasonably withheld or delayed;

         21. The Premises is partially or totally destroyed and the Borrower, the Club governing the Resort and/or the owners of the Timeshare Estates, as the case may be, if permitted, elect not to rebuild the improvements at the Premises in substantially the same size, quality of construction, architecture and in all other manner so as to conform with the improvements which existed prior to such damage or destruction; or

         22. A mechanics' lien, stop notice, or notice of intention or any other lien or encumbrance shall have been filed against the Premises and/or any of the other Collateral and the Borrower shall have failed to procure within thirty
(30) days after the same is filed, a cancellation of the said lien or a discharge thereof or shall have failed to post a bond or escrow sufficient funds to discharge the same in the opinion of Lender, in the manner and form provided by law, and such default shall have remained uncured for a period of thirty (30) days.

                                       IX

                            CONSEQUENCES OF DEFAULT

         In case any Event of Default shall have occurred and be continuing, then and in every such Event of Default, the Lender may take any or all the following actions in addition to those actions allowed in the other Loan Documents, at law or in equity, at the same time or at different times:

         1. Demand Obligations: Declare all Obligations owing to the Lender from the Borrower under this Agreement, the other Loan Documents or any other agreement between the Lender and the Borrower, to be forthwith due and payable, whereupon all such Obligations and sums shall forthwith become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

         2. Possession and Disposition of Collateral: Lender may forthwith give written notice to Borrower, whereupon Borrower shall, at its expense, promptly deliver any and all Collateral to such place as Lender may designate, or Lender shall have the right to enter upon the premises where the Collateral is located and take immediate possession of and remove the Collateral without liability to Lender except such as occasioned by the gross negligence or willful misconduct of Lender, its employees or agents. In the event Lender obtains possession of the Collateral, Lender may sell any or all of the Collateral at public or private sale, at such price or prices as Lender may deem best, either for cash, on credit or for future delivery, in bulk or in parcels and/or lease or retain the Collateral repossessed using it or keeping it idle. Notwithstanding anything contained herein to the contrary, Lender shall have no obligation to take possession of all or any portion of the Collateral. Notice of any sale or other disposition shall be given to the Borrower at least ten (10) days before the time of any intended sale or disposition of the Collateral is to be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition. Lender may also elect to retain the Collateral or any part thereof in satisfaction of the Borrower's Obligations. The proceeds, if any, of any such sale or leasing by Lender shall be applied: first, to the payment of all fees and expenses incurred by Lender as a result of such Event of Default, including without limitation any legal fees and expenses incurred in repossessing the Collateral and selling it, disposing of it or leasing it; second, to pay the Obligations in such order and in such manner as Lender shall deem appropriate; and third, to pay any excess remaining thereafter to Borrower.

         3. Terminate Borrower's Rights Under Loan Documents: Upon the occurrence of any Event of Default, Lender may also, with or without proceeding with such sale or foreclosure of any Collateral or demanding payment of the Obligations, without notice terminate further performance under this Agreement or any of the other Loan Documents or exercise all rights granted in any other agreement or agreements between Lender and Borrower without further liability or obligation by Lender. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice or otherwise, shall absolve, release or otherwise affect the liability of Borrower in respect to transactions had prior to such termination, nor affect any of the liens, security interests, rights, powers and remedies of Lender, but they shall, in all events, continue until all obligations are satisfied. Should Lender exercise the rights contained herein, Lender shall not, in any manner be liable to Borrower for any failure to make or continue to make loans or Advances to Borrower hereunder.

         4. Foreclosure: To institute and maintain foreclosure proceedings in accordance with the laws of the States of Pennsylvania or Arizona, as the case may be.

         5. Collection of Obligations: To institute proceedings to collect all or any portion of the Obligations without instituting foreclosure proceedings.

         6. Other Remedies: Exercise any rights or take any of the remedies otherwise available to it under the Loan Documents or as a matter of law or equity.

         7. Set-Off: Immediately, and without notice or other action, to set-off any money owed by the Lender in any capacity to the Borrower against any of the Borrower's liability to the Lender, whether due or not, and the Lender shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such Event of Default, even though the actual book entries may be made at some time subsequent thereto.

         8. Cumulative Remedies; Waivers: No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lender at law or in equity. No express or implied waiver by Lender of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of Lender in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lender shall not exhaust the same or constitute a waiver of any other right provided herein. The Events of Default and remedies thereon are not restrictive of and shall be in addition to any and all other rights and remedies of Lender provided for by this Agreement, the other Loan Documents and applicable law.

         9. Waive Jury Trial: BORROWER HEREBY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR OTHER AGREEMENTS OR INSTRUMENTS BETWEEN BORROWER AND LENDER. /S/ NS
                                                            --------
                                                            Initial

         10. No Marshalling: Lender shall be under no obligation whatsoever to proceed first against any of the Collateral before proceeding against any other of the Collateral. It is expressly understood and agreed that all of the Collateral stands as equal security for all Obligations, and that Lender shall have the right to proceed against any or all of the Collateral in any order, or simultaneously, as in its sole and absolute discretion it shall determine. It is further understood and agreed that Lender shall have the right, in its sole and absolute discretion, to sell any or all of the Collateral in any order or simultaneously.

                                       X

                                 MISCELLANEOUS

         1.  Reimbursement  of  Expenses:  The Lender  shall be  entitled to its reasonable expenses incurred in the enforcement or liquidation of any obligations due hereunder, or for the enforcement of payment of the Obligations, and those expenses shall, without limitation, include reasonable attorneys' fees plus other legal costs and expenses incurred. Borrower agrees to pay all costs and expenses of the Lender in connection with the preparation, execution, delivery, and administration of this Agreement, the other Loan Documents and other instruments and documents to be executed contemporaneously herewith, including reasonable attorney's fees and out-of-pocket expenses of counsel for Lender, subject to the limitations set forth in the Commitment Letter.

         2. No Waiver: The Borrower agrees that no delay on the part of the Lender in exercising any power or right hereunder shall operate as a waiver or relinquishment of any such power or right, nor preclude any further exercise thereof, or the exercise of any other power or right. The Lender shall not by any act or omission be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Lender, and then only to the extent set forth therein. A waiver as to any one event shall in no way be construed as continuing or as preventing the exercise of such rights or remedy by subsequent event.

         3. Waiver of Presentment, Etc.: The Borrower waives presentment, dishonor and notice of dishonor, protest and notice of protest of all commercial papers at any time held by the Lender on which the Borrower is in any way liable.

         4. Incorporation of Other Loan Documents: The provisions of this Agreement shall be in addition to those of the other Loan Documents or other writings held by the Lender relating to the Obligations, all of which shall be construed as one instrument. To the extent there is any conflict between the provisions of this Agreement and any other Loan Documents, the terms of the agreement which affords the greater protection to Lender shall control. Borrower agrees that all of the terms of the Commitment Letter shall be incorporated herein as though set forth at length.

         5. Consent to Extensions, Postponements, Releases, Etc.: Borrower consents to any extension, postponement of time of payment, indulgence or to any substitution exchange or release of Collateral and to any addition to or release of, any party or persons primarily or secondarily liable, or acceptance of partial payments on any Contracts or instruments in the settlement, compromising or adjustment thereof.

         6. Survival of Representations and Warranties: All representations and warranties made herein or in any certificate or instrument contemplated hereby shall survive any independent investigation made by Lender in the execution and delivery of this Agreement, in said certificates or instruments and shall continue so long as any Obligations are outstanding and unsatisfied, applicable statutes of limitation to the contrary, notwithstanding.

         7. Binding Effect: This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

         8. Rights and Remedies Cumulative: The rights and remedies herein expressed to be vested in or conferred upon the Lender shall be cumulative and shall be in addition to and not in substitution for or in derogation of the rights and remedies conferred by any applicable law.

         9. No Obligation to Enforce Terms: Nothing herein contained shall impose upon the Lender any obligation to enforce any terms, covenants or conditions contained herein. Failure of the Lender, in any one or more instances, to insist upon strict performance by the Borrower of any terms, covenants or conditions of this Agreement and/or the other Loan Documents, shall not be deemed to be a waiver or relinquishment of any such terms, covenants and conditions.

         10. Lender's Right to Assign: This Agreement and all rights hereunder may be assigned or otherwise transferred by the Lender to anyone of its choosing.

         11. Governing Law: This Agreement, the other Loan Documents and the rights of the parties shall be governed by and construed under the laws of the Commonwealth of Pennsylvania, except where the laws of the State of Arizona control with respect to the exercise of Lender's rights and remedies as against the Premises.

         12. Indemnification: The Borrower hereby agrees to and does hereby indemnify, protect, defend and save harmless the Lender, its directors, employees, agents and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them, and caused by, relating to, arising out of, or resulting from this Agreement, the other Loan Documents and the transactions contemplated herein, including, but not limited to: (a) any act or omission to act by the Borrower in connection with ' this Agreement;, or (b) losses, damages, expenses or liabilities sustained by the Lender pursuant to any provisions contained in any local, state or federal law, statute or ordinance, including any environmental law or regulation. The provisions of this paragraph shall survive the termination of this Agreement, cancellation of the other Loan Documents and the repayment of the Obligations.

         13. Modification: This Agreement may not be modified, amended, altered or changed orally or by course of dealing between Borrower and Lender, but only by an agreement in writing duly executed on behalf of the party to whom enforcement of any such waiver, change, modification or discharge is sought.

         14. Severability: If any term or provision of this Agreement or the application thereof shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions other than that which is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

         15. No Third Party Beneficiary; No Joint Venture or Agency Relationship. All sums advanced hereunder and evidenced by the Note shall be strictly for the benefit of the Borrower and shall not inure to the benefit of, nor be intended or construed to give any third parties any legal or equitable right, remedy or claim under or through the Borrower, the relationship between Lender and Borrower being strictly a contractual one evidencing a creditor-debtor relationship. Borrower and Lender hereby expressly disclaim the existence of any partnership, joint venture, employment or other agency relationship between them by, virtue of this Agreement.

         16. Cross Default; Cross Collateralization: All other agreements between the Borrower and Lender and/or any of its affiliates or subsidiaries are hereby amended so that a default under this Agreement is a default under all other agreements and a default under any one of the other agreements is a default under this Agreement. Further, that the Collateral under this Agreement secures the Obligations now or hereafter outstanding under all other agreements with Lender and/or its affiliates or subsidiaries and the collateral pledged under any other agreement with Lender and/or its affiliates or subsidiaries secures the Obligations under this Agreement.

         17. Notices: Any notices under this Agreement shall be deemed duly served on the Borrower on the date received if mailed by certified mail, return receipt requested, postage prepaid addressed to Borrower at Borrower's last address on the Lender's records. Any notices to Lender pursuant to this Agreement shall be mailed to Lender by certified mail, return receipt requested, postage prepaid at the address of set forth at the heading of this Agreement and shall be deemed effective upon receipt by Lender.

         18. Term of Agreement: This Agreement shall continue in full force and effect and the liens of the Collateral granted hereby and the duties, covenants and liabilities of Borrower hereunder and all terms, conditions and provisions hereof relating thereto shall continue to be fully operative until all Obligations created under this Agreement and, at Lender's option, all obligations under any other Agreement or agreements between the Lender and Borrower have been satisfied in full, concluded and/or liquidated. Borrower expressly agrees that to the extent Borrower or any Consumer makes a payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential set aside and are required to be repaid to a trustee, receiver or any other party under any Bankruptcy Code, State or Federal Law, common law or equitable cause, then to the extent of such payment or repayment, the Obligations or part thereof intended to be satisfied, shall be revived and continued in full force and effect as if said payment had not been made.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the day and year first above written.


ATTEST:                                   ILX INCORPORATED, an Arizona
                                          Corporation


/S/STEPHANIE D. CASTRONOVA                By: /S/NANCY J. STONE
-----------------------------------          -----------------------------------
STEPHANIE D. CASTRONOVA,                        NANCY J. STONE, Executive
Secretary                                       Vice President


WITNESS/ATTEST:                           TOMMAC FINANCIAL CORP.


                                          By: /S/ ANDY G. ROOSA
                                             -----------------------------------
                                                ANDY G. ROOSA, President





                                  EXHIBIT "A"


                                                                   No. DR-523645


PARCEL NO. 1:

Track K of KOHL'S TONTO CREEK RANCH PLAT "A", Map No. 356, as recorded in the office of the Gila County Recorder, Gila County, Arizona located in a portion of Homestead Entry Survey No. 567 lying within Section 21, Township 11 North, Range 12 East of the Gila and Salt River Base and Meridian, Gila County, Arizona, more particularly described as follows:

COMMENCING for a tie at Corner No. 3 of said H.E.S. No. 567;

THENCE South 11 degrees 30 minutes 40 seconds East, along the Westerly line of said H.E.S. No. 567, a distance of 751.85 feet to the Northwest corner of Lot 72 of said KOHL'S TONTO CREEK RANCH PLAT "A";

THENCE leaving said Westerly line, North 72 degrees 31 minutes 30 seconds East, a distance of 108.23 feet to a point, said point being the intersection of the North line of said Lot 72 extended and the East right-of-way of SHORT ROAD, said point being the TRUE POINT OF BEGINNING;

THENCE North 11 degrees 30 minutes 40 seconds West (North 11 degrees 46 minutes 50 seconds West recorded), along the East right-of-way line of SHORT ROAD, a distance of 725.49 feet (729.60 feet recorded) to the intersection with the East right-of-way of STATE ROUTE 260, said intersection being a point on a curve concave to the Northwest having a radius of 880.00 feet, a radial line through said intersection bears South 62 degrees 57 minutes 16 seconds East;

THENCE Northeasterly 111.54 feet (107.43 recorded) alone said curve through a central angle of 07 degrees 15 minutes 44 seconds to the beginning of a tangent curve to the left, said curve being parallel to and 50.00 feet right of the STATE ROUTE 260 centerline spiral curve having a rate of change in degree of curvature, a = 4.8627 degrees, a full spiral deviation angle of 04 degrees 54 minutes 00 seconds, and a spiral distance of 141.96 feet;

THENCE Northeasterly continuing alone the East right-of-way line of STATE ROUTE 260, a distance of 146.24 feet along said curve to a point of tangency;

THENCE North 14 degrees 53 minutes 00 seconds East (North 14 degrees 49 minutes 10 seconds East recorded), continuing along the East right-of-way line of STATE ROUTE 260, a distance of 288.61 feet (287.62 feet recorded) to the intersection with the South right-of-way of BUENAGUA ROAD;

THENCE South 43 degrees 48 minutes 48 seconds East (South 44 degrees 15 minutes 10 seconds East recorded), along the South right-of-way of said BUENAGUA ROAD, a distance of 159.16 feet (157.67 feet recorded);

THENCE South 38 degrees 12 minutes 48 seconds East (South 38 degrees 39 minutes 10 seconds East recorded), continuing along the South right-of-way of said BUENAGUA ROAD, a distance of 223.06 feet;

THENCE South 29 degrees 35 minutes 48 seconds East (South 30 degrees 02 minutes 10 seconds East recorded), continuing along the South right-of-way of said BUENAGUA ROAD, a distance of 19.24 feet (27.57 feet recorded);

THENCE South 22 degrees 45 minutes 51 seconds East (South 23 degrees 02 minutes 00 seconds East recorded), leaving the South right-of-way of said BUENAGUA ROAD, a distance of 340.38 feet (332.09 feet recorded);

THENCE South 14 degrees 53 minutes 10 seconds East (South 15 degrees 19 minutes 10 seconds East recorded), a distance of 33.13 feet (33.15 feet recorded) to a point on the West right-of-way of BUENAGUA ROAD;

THENCE South 05 degrees 03 minutes 48 seconds East (South 05 degrees 30 minutes 10 seconds East recorded), along the West right-of-way of said BUENAGUA ROAD, a distance of 271.76 feet (271.74 feet recorded);

THENCE South 02 degrees 06 minutes 48 seconds East (South 02 degrees 33 minutes 10 seconds East recorded) continuing along the West right-of-way of BUENAGUA ROAD, a distance of 36.58 feet;

THENCE South 30 degrees 43 minutes 12 seconds West (South 30 degrees 16 minutes 50 seconds West, recorded), leaving the West right-of-way of BUENAGUA ROAD, a distance of 192.50 feet (193.61 feet recorded);

THENCE South 72 degrees 35 minutes 33 seconds West (South 72 degrees 20 seconds 30 minutes West recorded), a distance of 233.32 feet;

THENCE South 72 degrees 31 minutes 30 seconds West (South 72 degrees 20 minutes 30 seconds West recorded), a distance of 123.20 feet (123.81 feet recorded) to the TRUE POINT OF BEGINNING;

EXCEPT that portion of Tract K, of KOHL'S TONTO CREEK RANCH PLAT "A", according to the plat of record in the office of the County Recorder of Gila County, Arizona, recorded in Map No. 356, located in a portion of Homestead Entry Survey No. 567 lying within Section 21, Township 11 North, Range 12 East of the Gila and Salt River Base and Merdian, Gila County, Arizona, being described as follows:

COMMENCING for a tie at Corner No. 3 of said H.E.S. No. 567;

THENCE South 11 degrees 32 minutes 34 seconds East, along the line between Corner No. 3 and No. 2 of said H.E.S. No. 567, a distance of 751.72 feet (752.78 feet recorded) to the Northwest corner of Lot 72, of KOHL'S TONTO CREEK RANCH, according to the plat of record in the office of the County Recorder of Gila County, Arizona, recorded in Map No. 112;

THENCE North 72 degrees 34 minutes 09 seconds East (North 72 degrees 51 minutes East recorded), a distance of 107.81 feet (108.20 feet recorded) to a point being the intersection of the Northerly line of said Lot 72 extended and the Easterly right-of-way of SHORT ROAD;

THENCE North 11 dearees 30 minutes 40 seconds West (North 11 degrees 46 minutes 50 seconds West recorded), along the Easterly line of said SHORT ROAD, a distance of 22.84 feet to the POINT OF BEGINNING;

THENCE North 11 degrees 30 minutes 40 seconds West (North 11 degrees 46 minutes 50 seconds West recorded), continuing along the Easterly line of SHORT ROAD, a distance of 64.98 feet;

THENCE North 76 degrees 23 minutes 24 seconds East, a distance of 78.14 feet;

THENCE South 13 degrees 29 minutes 59 seconds East, a distance of 20.00 feet:

THENCE South 76 degrees 23 minutes 24 seconds West, a distance of 39.09 feet;

THENCE South 13 degrees 36 minutes 36 seconds East, a distance of 44.94 feet;

THENCE South 76 degrees 23 minutes 24 seconds West, a distance of 41.38 feet to the POINT OF BEGINNING; and

EXCEPT that portion of Tract K, of KOHL'S TONTO CREEK RANCH PLAT "A", according to the plat of record in the office of the County Recorder of Gila County, Arizona, recorded in Map No. 356 located in a portion of Homestead Entry Survey No. 567 lying within Section 21, Township 11 North, Range 12 East of the Gila and Salt River Base and Meridian, Gila County, Arizona, being described as follows:


COMMENCING for a tie at Corner No. 3 of said H.E.S. No. 567;

THENCE South 11 degrees 32 minutes 34 seconds East, along the line between Corner No. 3 and No. 2 of said H.E.S. No. 567, a distance of 751.72 feet (752.78 feet recorded) to the Northwest corner of Lot 72, of KOHL'S TONTO CREEK RANCH, according to the plat of record in the office of the County Recorder of Gila County, Arizona, recorded in Map No. 112.

THENCE North 72 degrees 34 minutes 09 seconds East (North 72 degrees 51 minutes East recorded), a distance of 107.81 feet (108.20 feet recorded) to a point being the intersection of the Northerly line of said Lot 72 extended and the Easterly right-of-way of SHORT ROAD;

THENCE North 11 degrees 30 minutes 40 seconds West (North 11 degrees 46 minutes 50 seconds West recorded), along the Easterly line of said SHORT ROAD, a distance of 357.94 feet:

THENCE North 77 degrees 30 minutes 01 seconds East, a distance of 21.37 feet to the POINT OF BEGINNING;

THENCE  continuing  North 77 degrees 30 minutes 01 seconds  East,  a distance of
11.18 feet;

THENCE South 12 degrees 47 minutes 54 seconds East, a distance of 5.97 feet;

THENCE South 77 degrees 30 minutes 01 seconds West, a distance of 11.18 feet;

THENCE North 12 degrees 47 minutes 54 seconds West, a distance of 5.97 feet to the POINT OF BEGINNING; and

EXCEPT that portion of Tract K, of KOHL'S TONTO CREEK RANCH PLAT "A", according to the plat of record in the office of the County Recorder of Gila County, Arizona, recorded in Map No. 356 located in a portion of Homestead Entry Survey No. 567 lying within Section 21, Township 11 North, Range 12 East of the Gila and Salt River Base and Meridian, Gila County, Arizona, being described as follows:

COMMENCING for a tie at Corner No. 3 of said H.E.S. No. 567;

THENCE South 11 degrees 32 minutes 34 seconds East, along the line between Corner No. 3 and No. 2 of said H.E.S. No. 567, a distance of 751.72 feet (752.78 feet recorded) to the Northwest corner of Lot 72, of KOHL'S TONTO CREEK RANCH, according to the plat of record in the office of the County Recorder of Gila County, Arizona, recorded in Map No. 112;


THENCE North 72 degrees 34 minutes 09 seconds East (North 72 degrees 51 minutes East recorded), a distance of 107.81 feet (108.20 feet recorded) to a point being the intersection of the Northerly Line of said Lot 72 extended and the Easterly right-of-way of SHORT ROAD:

THENCE North 11 degrees 30 minutes 40 seconds West (North 11 degrees 46 minutes 50 seconds West recorded), along the Easterly line of said SHORT ROAD, a distance of 710.49 feet to the POINT OF BEGINNING;

THENCE North 11 degrees 30 minutes 40 seconds West (North 11 degrees 46 minutes 50 seconds West recorded), continuing along the Easterly line of said SHORT ROAD, a distance of 15.00 feet to the intersection with the Easterly right-of-way of ARIZONA STATE ROUTE 260;

THENCE South 62 degrees 57 minutes 16 seconds East, a distance of 10.00 feet;

THENCE South 30 degrees 13 minutes 14 seconds West, a distance of 11.75 feet to the POINT OF BEGINNING.


PARCEL NO. 2:

Tract "B", of KOHL'S TONTO CREEK RANCH, according to the plat of record in the office of the County Recorder of Gila County, Arizona, recorded in Map No. 112, described as follows:

COMMENCING at Corner No. 5 of said Homestead Entry Survey No. 567, said point being the TRUE POINT OF BEGINNING;

THENCE South 22 degrees 45 minutes 51 seconds East (South 23 degrees 02 minutes 00 seconds East recorded), along the Easterly line of said H.E.S. No. 567, a distance of 288.53 feet to a point on the Northerly right-of-way of BUENAGUA
ROAD:

THENCE North 38 degrees 12 minutes 48 seconds West (North 18 degrees 39 minutes 10 seconds West recorded), along said right-of-way, a distance of 145.99 feet;

THENCE North 43 degrees 48 minutes 48 seconds West (North 44 degrees 15 minutes 10 seconds West and North 43 degrees 43 minutes West recorded), continuing along said right-of-way, a distance of 174.93 feet to the intersection with the East right-of-way of STATE ROUTE 260;

THENCE North 14 degrees 53 minutes 00 seconds East (North 14 degrees 49 minutes 10 seconds East recorded), along said East right-of-way of STATE ROUTE 260, a distance of 4.06 feet to the beginning of a tangent curve to the rights, said curve being parallel to and 50.00 feet right of the STATE ROUTE 260 centerline spiral curve having a rate of change in degree of curvature, a = 3.088 degrees, and a full spiral deviation angle of 04 degrees 36 minutes 00 seconds;

THENCE Northeasterly 22.21 feet (23.96 feet recorded) along said curve to the intersection with the North Line of H.E.S. No. 567;

THENCE South 89 degrees 50 minutes 00 seconds East (South 89 degrees 33 minutes East and North 89 degrees 55 minutes East recorded), along the North line of said H.E.S. No. 567, a distance of 93.01 feet (92.82 feet recorded) to the TRUE POINT OF BEGINNING.



                                   EXHIBIT B

         LIST OF ACCEPTABLE CONTRACTS AS OF THE DATE OF THIS AGREEMENT



                                     NONE.